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                          [Saul Ewing LLP Letterhead]

                                                                  Exhibit (i)(1)

                                January 24, 2001

Van Kampen Pennsylvania Tax Free
     Income Fund
One Parkview Plaza
Oakbrook Terrace, Illinois 60181

Gentlemen:

     We have acted as special counsel to Van Kampen Pennsylvania Tax Free Income Fund (the "Fund"), a common law trust organized under the laws of the Commonwealth of Pennsylvania under an Agreement and Declaration of Trust, as amended, in connection with the preparation of Post-Effective Amendment No. 21 under the Securities Act of 1933, as amended (the "1933 Act"), to the Fund's Registration Statement on Form N-1A (the "Registration Statement"), which will be filed by the Fund with the Securities and Exchange Commission (the "Commission") on or about January 26, 2001. The Registration Statement relates to the registration under the 1933 Act and the Investment Company Act of 1940, as amended, of an indefinite number of each of Class A Shares of beneficial interest, without par value, Class B Shares of beneficial interest, without par value, and Class C Shares of beneficial interest, without par value, of the Fund (collectively, the "Shares"). The Shares are to be sold pursuant to a Distribution and Service Agreement, as amended, by and between the Fund and Van Kampen American Capital Distributors, Inc. (the "Distribution Agreement").

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) Post-Effective Amendment No. 21 to the Registration Statement, (ii) the Agreement and Declaration of Trust and By-Laws of the Fund, as amended to date (the "Declaration of Trust" and "By-Laws", respectively), (iii) copies of certain resolutions adopted by the Board of Trustees of the Fund relating to the authorization, issuance and sale of the Shares, the filing of the Registration Statement and any amendments or supplements thereto and related matters, (iv) the Distribution Agreement, and (v) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or
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photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Fund and others.

     We are admitted to the practice of law in the Commonwealth of Pennsylvania, and we express no opinion as to the laws of any other jurisdiction.

     Based upon and subject to the foregoing, we are of the opinion that when
(i) Post-Effective Amendment No. 21 to the Registration Statement shall have become effective and (ii) certificates representing the shares have been duly executed, countersigned, registered and duly delivered and paid for in accordance with the provisions set forth in the Registration Statement, the Shares will have been validly issued, fully paid and nonassessable except that, with respect to assessability, shareholders of an unincorporated trust established under Pennsylvania law may, under certain limited circumstances, be held personally liable for obligations of the trust, as disclosed under the caption "General Information" in the Registration Statement.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading "Other Information -- Legal Counsel" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission.

                              Very truly yours,

                              /s/ Saul Ewing LLP